Exhibit 99.1

NEWS RELEASE

For Immediate Release: Thursday, February 16, 2017	Contact:	Vascular Solutions, Inc.
Phil Nalbone, VP
PNalbone@vasc.com
(763) 656-4371

VASCULAR SOLUTIONS SHAREHOLDERS
APPROVE ACQUISITION BY TELEFLEX

MINNEAPOLIS, Minnesota -- Vascular Solutions, Inc. (Nasdaq: VASC) announced that at the Special Meeting of Shareholders held earlier today, Vascular Solutions shareholders voted to approve the company’s proposed acquisition by Teleflex Incorporated (NYSE: TFX).

The proposal to adopt the Agreement and Plan of Merger dated December 1, 2016 was approved by shareholders owning approximately 99.2% of the shares voted at today’s special meeting. The shares voted represent approximately 77.0% of the outstanding shares of Vascular Solutions as of the record date.

In the merger, each share of Vascular Solutions common stock will be converted into the right to receive $56.00 in cash, without interest. The transaction is expected to close on February 17, 2017, subject to customary closing conditions. If the transaction closes on February 17, 2017, Vascular Solutions shares will cease trading following the closing of the market on February 17, 2017 and, thereafter, will no longer be listed on the Nasdaq Global Select Market.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Teleflex and Vascular Solutions, including statements regarding the anticipated timing of the transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to:(i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Vascular Solutions’ business and the price of the common stock of Vascular Solutions, (ii) the failure to satisfy the conditions to the consummation of the transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, and (iv) the outcome of any legal proceedings that may be instituted against Vascular Solutions or Teleflex related to the merger agreement or the transaction. In addition, please refer to the documents that Teleflex and Vascular Solutions have filed with the SEC on Schedule 14A and Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Vascular Solutions assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

About Teleflex Incorporated

Teleflex is a global provider of medical technologies designed to improve the health and quality of people’s lives. We apply purpose driven innovation - a relentless pursuit of identifying unmet clinical needs - to benefit patients and healthcare providers. Our portfolio is diverse, with solutions in the fields of vascular and interventional access, surgical, anesthesia, cardiac care, urology, emergency medicine and respiratory care. Teleflex employees worldwide are united in the understanding that what we do every day makes a difference. For more information, please visit teleflex.com.

Teleflex is the home of Arrow®, Deknatel®, Hudson RCI®, LMA®, Pilling®, Rusch® and Weck® - trusted brands united by a common sense of purpose.

About Vascular Solutions

Vascular Solutions, Inc. is an innovative medical device company that focuses on developing unique clinical solutions for coronary and peripheral vascular procedures. Since its founding in 1997, the company has launched more than 100 products that are sold to interventional cardiologists, interventional radiologists, electrophysiologists, and vein specialists through its direct U.S. sales force and international independent distributor network.

For more information, please visit www.vasc.com.

Source: Vascular Solutions, Inc.

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